Exhibit 99.1

JPMorgan Chase & Co. 383 Madison Avenue, New York, NY 10179-0001 NYSE symbol: JPM www.jpmorganchase.com
JPMORGANCHASE REPORTS THIRD-QUARTER 2025 NET INCOME OF $14.4 BILLION ($5.07 PER SHARE)

THIRD-QUARTER 2025 RESULTS 1

ROE 17% ROTCE[2] 20%	CET1 Capital Ratios[3] Std. 14.8% | Adv. 14.9% Total Loss-Absorbing Capacity[3] $568B	Std. RWA[3] $1.9T Cash and marketable securities[4] $1.5T Average loans $1.4T

Firmwide Metrics	■	Reported revenue of $46.4 billion and managed revenue of $47.1 billion[2]
	■	Expense of $24.3 billion; reported overhead ratio of 52% and managed overhead ratio[2] of 52%
	■	Credit costs of $3.4 billion with $2.6 billion of net charge-offs and an $810 million net reserve build
	■	Average loans up 7% YoY, up 3% QoQ; average deposits up 6% YoY, up 1% QoQ

CCB ROE 35%	■	Average deposits flat YoY and QoQ; client investment assets up 15% YoY
	■	Average loans up 1% YoY and QoQ; Card Services net charge-off rate of 3.15%
	■	Debit and credit card sales volume[5] up 9% YoY
	■	Active mobile customers[6] up 7% YoY

CIB ROE 18%	■	Investment Banking fees up 16% YoY, up 5% QoQ; #1 ranking for Global Investment Banking fees with 8.7% wallet share YTD
	■	Markets revenue up 25% YoY, with Fixed Income Markets up 21% and Equity Markets up 33%
	■	Average Banking & Payments loans[7] up 1% YoY, up 2% QoQ; average client deposits[8] up 15% YoY, up 2% QoQ

AWM ROE 40%	■	AUM[9] of $4.6 trillion, up 18% YoY
	■	Average loans up 9% YoY, up 4% QoQ; average deposits up 2% YoY, down 3% QoQ

Jamie Dimon, Chairman and CEO, commented: “The Firm reported strong results in the third quarter, generating net income of $14.4 billion and delivering an ROTCE of 20%.”

Dimon continued: “Each line of business performed well. In the CIB, IB fees rose 16% as ECM and M&A activity picked up against a supportive backdrop. We continued to benefit from higher client activity and demand for financing in Markets, with record third-quarter Markets revenue of nearly $9 billion. In CCB, we ranked #1 in U.S. retail deposits for the fifth consecutive year, and we continue to acquire new accounts at a robust pace, adding more than 400,000 net new checking accounts this quarter. Additionally, in wealth management, first-time investors surpassed 43,000, setting a new record. Finally, in AWM, revenue topped $6 billion, and AUM net inflows remained strong at $109 billion, highlighting the strength of the franchise.”

Dimon added: “While there have been some signs of a softening, particularly in job growth, the U.S. economy generally remained resilient. However, there continues to be a heightened degree of uncertainty stemming from complex geopolitical conditions, tariffs and trade uncertainty, elevated asset prices and the risk of sticky inflation. As always, we hope for the best, but these complex forces reinforce why we prepare the Firm for a wide range of scenarios.”

Dimon concluded: “I want to thank our exceptional employees across the globe. Their passion and dedication set us apart and enable us to be trusted partners for our clients and communities, including consumers, small and large-sized businesses, schools, cities, states and countries.”

CAPITAL DISTRIBUTIONS
■    Common dividend of $4.1 billion or $1.50 per share
■    $8.0 billion of common stock net repurchases10
■    Net payout LTM10,11 of 73%
FORTRESS PRINCIPLES
■ Book value per share of $124.96, up 9% YoY; tangible book value per share2 of $105.70, up 10% YoY
■    Basel III common equity Tier 1 capital3 of $287 billion, Standardized ratio3 of 14.8% and Advanced ratio3 of 14.9%
■    Firm supplementary leverage ratio of 5.8%
SUPPORTED CONSUMERS, BUSINESSES & COMMUNITIES
■    Approximately $2.5 trillion of credit and capital12 raised YTD:
■    $205 billion of credit for consumers
■    $25 billion of credit for U.S. small businesses
■    $2.2 trillion of credit and capital for corporations and non-U.S. government entities
■    $56 billion of credit and capital for nonprofit and U.S. government entities, including states, municipalities, hospitals and universities

Investor Contact: Mikael Grubb (212) 270-2479	Media Contact: Joseph Evangelisti (212) 270-7438
Note: Totals may not sum due to rounding.
[1] Percentage comparisons are for the third quarter of 2025 versus the prior-year third quarter, unless otherwise specified.
[2] For notes on non-GAAP financial measures, including managed basis reporting, see page 6.
For additional notes, see page 7.

JPMorgan Chase & Co.
News Release
In the discussion below of Firmwide results of JPMorgan Chase & Co. (“JPMorganChase” or the “Firm”), information is presented on a managed basis, which is a non-GAAP financial measure, unless otherwise specified. The discussion below of the Firm’s business segments and Corporate is also presented on a managed basis. For more information about managed basis and non-GAAP financial measures used by management to evaluate the performance of each line of business, refer to page 6.
Comparisons noted in the sections below are for the third quarter of 2025 versus the prior-year third quarter, unless otherwise specified.

JPMORGANCHASE (JPM)

Results for JPM				2Q25		3Q24
($ millions, except per share data)	3Q25	2Q25	3Q24	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue - reported	$46,427	$44,912	$42,654	$1,515	3%	$3,773	9%
Net revenue - managed	47,120	45,680	43,315	1,440	3	3,805	9
Noninterest expense	24,281	23,779	22,565	502	2	1,716	8
Provision for credit losses	3,403	2,849	3,111	554	19	292	9
Net income	$14,393	$14,987	$12,898	$(594)	(4)%	$1,495	12%
Earnings per share - diluted	$5.07	$5.24	$4.37	$(0.17)	(3)%	$0.70	16%
Return on common equity	17%	18%	16%
Return on tangible common equity	20	21	19
Discussion of Results:
Net income was $14.4 billion, up 12%.
Net revenue was $47.1 billion, up 9%. Net interest income was $24.1 billion, up 2%. Noninterest revenue was $23.0 billion, up 16%.
Net interest income excluding Markets2 was $23.4 billion, flat to the prior year, driven by the impact of lower rates and deposit margin compression, predominantly offset by higher revolving balances in Card Services and higher wholesale deposit balances. Noninterest revenue excluding Markets2 was $14.8 billion, up 16%, largely driven by higher asset management fees in AWM and CCB, higher investment banking fees, higher auto operating lease income and higher Payments fees. Markets revenue was $8.9 billion, up 25%.
Noninterest expense was $24.3 billion, up 8%, predominantly driven by higher compensation, including higher revenue-related compensation and growth in front office employees, as well as higher brokerage expense and distribution fees, higher auto lease depreciation and higher marketing expense, partially offset by lower legal expense.
The provision for credit losses was $3.4 billion. Net charge-offs were $2.6 billion, up $506 million, predominantly driven by Wholesale and Card Services. The net reserve build was $810 million and included $608 million in Consumer and $205 million in Wholesale. In the prior year, the provision was $3.1 billion, net charge-offs were $2.1 billion and the net reserve build was $1.0 billion.

JPMorgan Chase & Co.
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CONSUMER & COMMUNITY BANKING (CCB)

Results for CCB				2Q25		3Q24
($ millions)	3Q25	2Q25	3Q24	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue[13]	$19,473	$18,847	$17,791	$626	3%	$1,682	9%
Banking & Wealth Management	11,040	10,698	10,090	342	3	950	9
Home Lending	1,260	1,250	1,295	10	1	(35)	(3)
Card Services & Auto	7,173	6,899	6,406	274	4	767	12
Noninterest expense	10,296	9,858	9,586	438	4	710	7
Provision for credit losses	2,538	2,082	2,795	456	22	(257)	(9)
Net income	$5,009	$5,169	$4,046	$(160)	(3)%	$963	24%
Discussion of Results:
Net income was $5.0 billion, up 24%.
Net revenue13 was $19.5 billion, up 9%. Banking & Wealth Management net revenue was $11.0 billion, up 9%, predominantly driven by higher net interest income on higher deposit margin, reflecting the impact of changes in funds transfer pricing13, as well as higher asset management fees in J.P. Morgan Wealth Management. Home Lending net revenue was $1.3 billion, down 3%, largely driven by lower net interest income. Card Services & Auto net revenue was $7.2 billion, up 12%, driven by higher Card Services net interest income on higher revolving balances, as well as higher auto operating lease income, partially offset by lower card income on lower net interchange and higher new account origination costs.
Noninterest expense was $10.3 billion, up 7%, predominantly driven by higher auto lease depreciation, higher marketing expense and higher compensation for bankers and advisors.
The provision for credit losses was $2.5 billion. Net charge-offs were $2.0 billion, up $44 million, primarily driven by Card Services. The net reserve build was $575 million, reflecting $550 million in Card Services and $100 million in Home Lending. The build was driven by loan growth in Card Services and updates to certain macroeconomic variables in Card Services and Home Lending, partially offset by reduced borrower uncertainty. In the prior year, the provision was $2.8 billion, net charge-offs were $1.9 billion and the net reserve build was $876 million.

JPMorgan Chase & Co.
News Release

COMMERCIAL & INVESTMENT BANK (CIB)

Results for CIB				2Q25		3Q24
($ millions)	3Q25	2Q25	3Q24	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$19,878	$19,535	$17,015	$343	2%	$2,863	17%
Banking & Payments	9,483	9,248	8,646	235	3	837	10
Markets & Securities Services	10,395	10,287	8,369	108	1	2,026	24
Noninterest expense	9,722	9,641	8,751	81	1	971	11
Provision for credit losses	809	696	316	113	16	493	156
Net income	$6,901	$6,650	$5,691	$251	4%	$1,210	21%

Discussion of Results:
Net income was $6.9 billion, up 21%.
Net revenue was $19.9 billion, up 17%. Banking & Payments revenue was $9.5 billion, up 10%. Investment Banking revenue was $2.7 billion, up 14%. Investment Banking fees were $2.6 billion, up 16%, driven by higher fees across all products. Payments revenue was $4.9 billion, up 13%. Excluding the net impact of equity investments, which included higher markdowns in the prior year, Payments revenue was up 6%, driven by higher deposit balances and fee growth, partially offset by deposit margin compression. Lending revenue was $1.9 billion, down 1%.
Markets & Securities Services revenue was $10.4 billion, up 24%. Markets revenue was $8.9 billion, up 25%. Fixed Income Markets revenue was $5.6 billion, up 21%, largely driven by higher revenue in Rates, Credit and the Securitized Products Group14. Equity Markets revenue was $3.3 billion, up 33%, predominantly driven by higher revenue across products, particularly in Prime. Securities Services revenue was $1.4 billion, up 7%, driven by higher deposit balances as well as fee growth on higher client activity and market levels, partially offset by deposit margin compression.
Noninterest expense was $9.7 billion, up 11%, largely driven by higher compensation and brokerage expense.
The provision for credit losses was $809 million, driven by net lending activity, the impact of charge-offs related to what appears to be borrower-related collateral irregularities in certain secured lending facilities and changes in credit quality of certain exposures, partially offset by updates to macroeconomic variables. Net charge-offs were $567 million, and the net reserve build was $242 million. In the prior year, the provision was $316 million, the net reserve build was $160 million and net charge-offs were $156 million.

ASSET & WEALTH MANAGEMENT (AWM)

Results for AWM				2Q25		3Q24
($ millions)	3Q25	2Q25	3Q24	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$6,066	$5,760	$5,439	$306	5%	$627	12%
Noninterest expense	3,818	3,733	3,639	85	2	179	5
Provision for credit losses	59	46	4	13	28	55	NM
Net income	$1,658	$1,473	$1,351	$185	13%	$307	23%
Discussion of Results:
Net income was $1.7 billion, up 23%.
Net revenue was $6.1 billion, up 12%, predominantly driven by growth in management fees due to strong net inflows and higher average market levels, as well as higher brokerage activity.
Noninterest expense was $3.8 billion, up 5%, driven by higher compensation, primarily higher revenue-related compensation and continued growth in private banking advisor teams, as well as higher distribution fees, largely offset by lower legal expense.
The provision for credit losses was $59 million, driven by the impact of a charge-off related to a single client. Net charge-offs were $62 million, and the net reserve release was $3 million. In the prior year, the provision was $4 million.
Assets under management were $4.6 trillion, up 18%, and client assets were $6.8 trillion, up 20%. These increases were each driven by continued net inflows and higher market levels.

JPMorgan Chase & Co.
News Release

CORPORATE

Results for Corporate				2Q25		3Q24
($ millions)	3Q25	2Q25	3Q24	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue[13]	$1,703	$1,538	$3,070	$165	11%	$(1,367)	(45)%
Noninterest expense	445	547	589	(102)	(19)	(144)	(24)
Provision for credit losses	(3)	25	(4)	(28)	NM	1	25
Net income	$825	$1,695	$1,810	$(870)	(51)%	$(985)	(54)%
Discussion of Results:
Net income was $825 million, down $1.0 billion.
Net revenue was $1.7 billion, down $1.4 billion. Net interest income was $1.4 billion, down $1.5 billion, predominantly driven by the impact of lower rates and changes in funds transfer pricing13 for consumer deposits. Noninterest revenue was $297 million, up $142 million.
Noninterest expense was $445 million, down $144 million.

JPMorgan Chase & Co.
News Release
2. Notes on non-GAAP financial measures:

a.The Firm prepares its Consolidated Financial Statements in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported” basis, provides the reader with an understanding of the Firm’s results that can be tracked consistently from year-to-year and enables a comparison of the Firm’s performance with the U.S. GAAP financial statements of other companies. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm as a whole and for each of the reportable business segments and Corporate on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by each of the lines of business and Corporate. For a reconciliation of the Firm’s results from a reported to managed basis, refer to page 7 of the Earnings Release Financial Supplement.

b.Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”) are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, refer to page 10 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $124.96, $122.51 and $115.15 at September 30, 2025, June 30, 2025 and September 30, 2024, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.

c.In addition to reviewing net interest income (“NII”) and noninterest revenue (“NIR”) on a managed basis, management also reviews these metrics excluding Markets, which is composed of Fixed Income Markets and Equity Markets. Markets revenue consists of principal transactions, fees, commissions and other income, as well as net interest income. These metrics, which exclude Markets, are non-GAAP financial measures. Management reviews these metrics to assess the performance of the Firm’s lending, investing (including asset-liability management) and deposit-raising activities, apart from any volatility associated with Markets activities. In addition, management also assesses Markets business performance on a total revenue basis as offsets may occur across revenue lines. For example, securities that generate net interest income may be risk-managed by derivatives that are reflected at fair value in principal transactions revenue. Management believes these measures provide investors and analysts with alternative measures to analyze the revenue trends of the Firm. For a reconciliation of NII and NIR from reported to excluding Markets, refer to page 28 of the Earnings Release Financial Supplement. For additional information on Markets revenue, refer to pages 81-82 of the Firm’s 2024 Form 10-K.

JPMorgan Chase & Co.
News Release
Additional notes:

3.Estimated. As of January 1, 2025, the benefit from the Current Expected Credit Losses (“CECL”) capital transition provision had been fully phased-out. Refer to Note 21 of the Firm's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 and Note 27 of the Firm’s 2024 Form 10-K for additional information.
4.Estimated. Cash and marketable securities include end-of-period eligible high-quality liquid assets (“HQLA”), excluding regulatory prescribed haircuts under the liquidity coverage ratio (“LCR”) rule where applicable, for both the Firm and the excess HQLA-eligible securities included as part of the excess liquidity at JPMorgan Chase Bank, N.A., which are not transferable to non-bank affiliates and thus excluded from the Firm’s LCR. Also include other end-of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 50-57 of the Firm's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 and pages 108-115 of the Firm’s 2024 Form 10-K for additional information.
5.Excludes Commercial Card.
6.Users of all mobile platforms who have logged in within the past 90 days.
7.On January 1, 2025, $5.6 billion of loans were realigned from Global Corporate Banking to Fixed Income Markets.
8.Client deposits and other third party liabilities (“client deposits”) pertain to the Payments and Securities Services businesses.
9.Assets under management (“AUM”).
10.Includes the net impact of employee issuances. Excludes excise tax and commissions.
11.Last twelve months (“LTM”).
12.Credit provided to clients represents new and renewed credit, including loans and lending-related commitments, as well as unused amounts of advised uncommitted lines of credit where the Firm has discretion on whether or not to make a loan under these lines. Credit and capital for corporations and non-U.S. government entities includes Individuals and Individual Entities primarily consisting of Global Private Bank clients within AWM.
13.During the fourth quarter of 2024, the Firm made a change to its funds transfer pricing with respect to consumer deposits, resulting in an increase in the funding benefit reflected within CCB net interest income which is fully offset within Corporate net interest income. Refer to page 19 of the Firm's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 and page 71 of the Firm’s 2024 Form 10-K for additional information.
14.Securitized Products Group is comprised of Securitized Products and tax-oriented investments.

JPMorgan Chase & Co.
News Release

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorganChase had $4.6 trillion in assets and $360 billion in stockholders’ equity as of September 30, 2025. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers predominantly in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

JPMorgan Chase & Co. will host a conference call today, October 14, 2025, at 8:30 a.m. (ET) to present third-quarter 2025 financial results. The general public can access the conference call by dialing the following numbers: 1 (888) 324-3618 in the U.S. and Canada; +1 (312) 470-7119 for international callers; use passcode 1364784#. Please dial in 15 minutes prior to the start of the call. The live audio webcast and presentation slides will be available on the Firm’s website, www.jpmorganchase.com, under Investor Relations, Events & Presentations.

A replay of the conference call also will be available by telephone beginning at approximately 11:00 a.m. (ET) on October 14, 2025 through 11:59 p.m. (ET) on October 29, 2025 at 1 (800) 841-4034 (U.S. and Canada); +1 (203) 369-3360 (International); use passcode 67371#. The replay will be available via webcast on www.jpmorganchase.com under Investor Relations, Events & Presentations. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available at www.jpmorganchase.com.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/ir/sec-other-filings/overview), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.